AGREEMENT


This  Agreement  is made  this the 26th day of  November  2000 by and between:

(1) MESSRS DHAFIR S. JABER AL AHBABI and (2) MUBARAK S. JABER AL AHBABI, United Arab Emirates nationals., holders of Passport numbers A 0061777 and 0506969, respectively, and having permanent address of P 0 Box 47427 Abu Dhabi, United Arab Emirates (hereinafter individually referred to as "Mr. Dhafir" and "Mr. Mubarak", respectively and jointly as the "First Party");

And

(2) CITY MIX MANAGEMENT COMPANY, a company incorporated under the laws of Grenada, having its registered office at 498 Lucas Street, St. George's, Grenada, represented by Mr. Andrei Kharlanov, Russian National, holder of Passport No. 1095553 (hereinafter referred to as the "Second Party");

The "First Party" and "Second Party" shall be collectively referred to as the "Parties".

RECITALS:

WHEREAS the First Party have incorporated a limited liability company in Abu Dhabi, under the name of `City Mix LLC' ("City Mix"), operating under trade license number 037; commercial registration number 36220 and industrial license number 507/1 to carry out production of ready mix concrete and import of necessary materials and equipment for the same and;

WHEREAS City Mix was indebted to various creditors as listed under Schedule I for debts which were incurred by previous owner of City Mix, and it was agreed that City Mix and all its assets and liabilities shall be sold by a private auction without making the First Party responsible for any liabilities of City Mix in the past, present or future as mentioned in the Letter of Acceptance dated 18/11/2000;

WHEREAS Mr. Andrei Kharlanov submitted a Bid and the First Party accepted the same as per Letter of Acceptance dated 18/11/2000.

WHEREAS accepted Bidder, Mr.Andrei Kharlanov, nominated the Second Party to be the party to this Agreement;

WHEREAS the parties hereto are desirous of setting forth certain terms and conditions as to their understanding and mutual agreement;

Now, therefore, the Parties hereby agree as follows:

1.Shareholding
  ------------

1.1 In order to facilitate and only for the purpose of formal regularization of the official registration of shareholding in City Mix, the Parties hereby agree to execute and have it notarized a "Share Transfer and Amendment to the Memorandum of Association" of City Mix, attached under Schedule III herein upon signing of this Agreement and duly submitted to the concerned Federal and Abu Dhabi Authorities for registration.


1.2 The Parties hereby agree that pursuant to the Share Transfer and Amendment to the Memorandum of Association attached under Schedule III herein, Mr. Dhafir transfers his 95% shares in City Mix, free from any lien, charges, encumbrances, in his personal capacity on such shares and without creating any liability whatsoever on his part in City Mix, to the Second Party and Mr. Mubarak. The Second Party and Mr. Mubarak, in turn, acquire these shares in a manner whereby the Second Party shall be a 49% shareholder of City Mix and Mr.Mubarak shall be a 51% shareholder of City Mix.


1.3 Notwithstanding the provisions of 1.2 above, and upon both Mr. -Mubarak and the Second Party becoming registered 51% and 49% share holders of City, Mix, respectively, both parties specifically undertake and declare that the First Party shall not have any actual ownership or shares in respect of City Mix and the complete ownership shall be vested with the Second Party. It is clarified herein that neither Mr. Dhafir nor Mr. Mubarak shall have any responsibility or liability in respect of City Mix pursuant to the arrangement and understanding herein agreed between the parties. It is agreed that the Second Party shall acquire all rights associated with 100% shareholding of City Mix and in order for the Second Party to acquire these rights and to carry out business operation of City Mix. Mr. Mubarak shall grant to a nominee of the Second Party a Power of Attorney with respect to the 51% shares registered in his name as per the mutual understanding of the Parties as envisaged in this Agreement, in the form and substance attached under Schedule V for the duration of this Agreement.

     This Power of Attorney shall be granted on the day that Mr. Mubarak and the Second Party become legally registered owners of 51% and 49% shares in City Mix, respectively. This Power of Attorney shall not be amended or revoked by Mr. Mubarak without prior written consent of the Second Party.

1.4 The First Party shall promptly upon signing this Agreement, signing and notarizing the Share Transfer and the Amendment to the Memorandum of Association ensure necessary amendments in the licenses and registration and membership certificates of City Mix with the Federal Government and the Abu Dhabi Government, the Abu Dhabi Chamber of Commerce and Industry, the Abu Dhabi Municipality, the Ministry of Finance and Industry, the Ministry of Economy and Commerce, Ministry of Labour and Social Affairs, the Immigration Department and the General Industry Corporation ("Federal and Abu Dhabi Authorities") to reflect the 51% and 49% shareholding in City Mix of Mr. Mubarak and the Second Party, respectively as well as the full management of City Mix by the Second Party as per their mutual agreement under this Agreement.

2.Payments
----------

2.1 It is agreed by the Parties that pursuant to the acceptance of the successful Bid and in accordance with the conditions stipulated in the Letter of Acceptance, the Second Party shall deposit US$ 1,820,000 (United States Dollars One Million Eight Hundred Twenty Thousand Only) immediately upon signing this Agreement and Share Transfer and Amendment to the Memorandum of Association in a bank' account nominated as per the mutual understanding of the Parties. The Parties agree that the said deposited amount shall be used according to the Bid conditions, or as these are amended by Mr. Kharlanov and Mr. Dhafir.


2.2 The Second Party also undertakes to pay off and clear the remaining debts of City Mix with the First Gulf Bank and Ramoil Engineering according to the Bid and Letter of Acceptance dated 18/11/2000.


2.3 The Second Party further agrees and undertakes that according to the Letter of Acceptance dated 18/11/2000, the First Party shall not be responsible, in all means, regarding City Mix, whatsoever, in the past, present or future and the First Party shall not be obliged or responsible to pay any debt or compensation to the Second Party or third parties for any liability.


3.0  Obligations of the First Party/ Mr. Mubarak
     -------------------------------------------

3.1 Mr. Mubarak shall, for the duration of this Agreement and for the operation of City Mix, advise and assist the Second Party on all matters pertaining to the Federal and Abu Dhabi Authorities.


3.2 Mr. Mubarak shall, for the duration of this Agreement, arrange and be responsible for the official registration of City Mix with the Federal and Abu Dhabi Authorities in respect of the following:

i) Obtaining and renewals of City Mix's business licences and approvals with the Federal and Abu Dhabi Authorities reflecting Mr. Mubarak and the Second Party's 51% and 49% shareholding in City Mix as the law permits

ii) Issuance and renewal of the entry permits, work permits and residence visa as may be required from time to time for Second Party's employees or representative and the employees of City Mix.

iii) Assisting with the issuance of transit or visit visas for employees and guests of City Mix from time to time ; and

iv) Subject to a Power of Attorney to be given by Mr. Mubarak to a nominee of the Second Party, to carry out all acts and deeds that may become necessary in respect of him being shown as a 51% shareholder of City Mix in the license only whereby the Second Party shall have all the powers including opening any bank accounts in the name of City Mix and availing any financial facilities by mortgaging or creating lien on the assets of City Mix, however, without casting any personal responsibility, whatsoever, on Mr. Mubarak. The Second Party shall expressly discharge Mr. Mubarak from all responsibilities when dealing with any banks, financial institutions or third parties. Without prejudice to Article' 2.3 hereabove, the First Party hereby declared that they have not created any lien, whatsoever, in respect Of the, assets of City Mix or their shares in City Mix in their personal capacity.


3.3 All reasonable out of pocket expenses incurred by the First Party in the performance of their duties hereunder shall be reimbursed by Second Party at cost upon production by the First Party of proper receipts and subject to the First Party having obtained the Second Party's prior written consent before incurring such expenses.



3.4 It is understood that Mr. Mubarak shall exert his best of efforts and endeavor to obtain all licences and other relevant formalities cleared from the Federal and Abu Dhabi Authorities. Also, Mr. Mubarak shall render tall possible assistance in resolving any problems that may be encountered by City Mix in obtaining and maintaining license for City Mix and other related formalities.


3.5 The First Party shall maintain a valid Lease for the Land in Mussafah under plot 31 and part of plot 35 for the duration of City Mix.

4.Covenants of the First Party/ Mr. Mubarak
  -----------------------------------------

4.1 The First Party shall not, for the duration of this Agreement, take any action which is adverse to or inconsistent with the interests of City Mix as well as the Second Party and shall not engage, either directly or indirectly, whether as shareholder, agent, manager or otherwise, in any activities which are competitive in any manner with those of City Mix.

4.2 The First Party shall not, for the duration of this Agreement, seek, transfer, assign, pledge or hypothecate any of their shares in City Mix without the prior written consent of the Second Party or permit such shares to become subject to any lien and in no event shall the First Party transfer directly or indirectly any of the shares to any person in violation of the restrictions set forth in this Agreement.


5.   Indemnification by the Second Party
     -----------------------------------

5.1 The Parties agree that Mr. Kharlanov being the successful bidder having committed himself with the First Party, has chosen and nominated the Second Party to continue to fulfill his obligations pursuant to the Bid and Letter of Acceptance dated 18/11/2000 to the First Party. Mr. Kharlanov shall be the representative of the Second Party with all his previous obligations starting from the bid upto the date of issuance of the new license of City Mix and signing the Power of Attorney by Mr. Mubarak in favor of a nominee of the Second Party unaffected and extended to City Mix Management. The Second* Party and Mr. Kharlanov jointly and severally commit and undertake all their obligations in accordance with the Letter of Acceptance of 18/11/2000, related correspondences and documents.


5.2 With effect from the date of Mr. Mubarak's involvement as registered 51% shareholder and the Second Party as registered 49% shareholder in City Mix, the Second Party shall fully and effectively indemnify Mr. Mubarak against any and all financial costs, claims, actions, liabilities, damages and demands, whatsoever, within and outside the UAE in connection with the operation of City Mix by the Second Party in present or future, provided always that such indemnity shall be subject to the following conditions :


i) Any such costs, claims, actions, damages, demands or liability made against Mr. Mubarak in connection with the operation of City Mix within and/or outside the UAE shall be notified to the Second Party by Mr. Mubarak, in writing forthwith.


ii) The Second Party shall be given the opportunity to defend any legal proceedings brought against Mr. Mubarak in respect of City Mix.


ii)No money shall be paid or agreed to be paid by Mr.

     Mubarak to a third party without the prior written approval of Second Party, unless Mr. Mubarak is required to make such payments pursuant to a final judgement of a court of law.

iv) Mr. Mubarak continues to fulfill his obligation pursuant to this Agreement in particular maintains the Power of Attorney in favour of a nominee of the Second Party in the form and substance attached under Schedule V for the duration of this Agreement, subject to Article 1.3 hereabove.


5.3 The indemnity stated under Article 5.2 above shall terminate upon termination of this Agreement, unless any liability or claim or action, whatsoever arises in any way related to the operation of City Mix before termination and pending at the time of termination of this Agreement.


6.   Remuneration
-    ------------


6.1 In consideration of the services provided by Mr. Mubarak, the Second Party herein hereby undertakes and agrees to pay to Mr. Mubarak the following remuneration.


     a) A lump sum annual payment of UAE Dirhams one Hundred and Fifty Thousand (150,000/=) plus an annual rental payment of UAE Dirhams Fifty Thousand (50,000/=) in respect of the Lease to City Mix of the land in Mussafah under plot 31 and part of plot number 35M which is attached under Schedule VI. The first annual payment shall be made on the date of registration of Mr. Mubarak and the Second Party's 51% and 49% shareholding in City Mix with the Federal and Abu Dhabi Authorities and the subsequent annual payments shall be due on the 7th (seventh) day of January of each year thereafter.


     b) In addition to the amounts mentioned above, 12% of the annual net profits of City Mix to be calculated and paid annually in accordance with the Memorandum of Association, attached hereto under Schedule II and the Share Transfer and Amendment to the Memorandum of Association attached under Schedule III.


     c) The First Party shall not receive any other payments from the Second Party other than the payments stated above notwithstanding anything to the contrary mentioned in the Memorandum of Association attached hereto under Schedule II and the Share Transfer and Amendment to the Memorandum of Association attached under Schedule III.

6.2 The Second Party shall receive 88% of the annual net profits of City Mix to be calculated and paid annually in accordance with the Memorandum of Association attached under Schedule II and the Share Transfer and Amendment to the Memorandum of Association attached under Schedule III.

7.Management of City Mix
  ----------------------

7.1 It is agreed by the Parties that for the duration of City Mix as stated in the Share Transfer and Amendment to the Memorandum of Association and upon registration of Mr. Mubarak and the Second Party's 51% and 49% shareholding in City Mix with the Federal and Abu Dhabi Authorities, the Second Party hereto shall have exclusive control, authority and responsibility for the operation, management and administration of City Mix in accordance with the terms and conditions of the Memorandum of Association attached under
     Schedule II and the Share Transfer and Amendment to the Memorandum of Association attached under Schedule III, and this Agreement.


7.2 It is clarified herein that Mr. Mubarak shall have no, role, either financial or otherwise, in the day to day management and operation of City Mix and shall not act as a representative of City Mix or exercise authority on behalf of City Mix or the Second Party beyond that which is envisaged in this Agreement. Any liability or obligation incurred by Mr. Mubarak and proved to be for his act beyond his authority specifically mentioned under this Agreement shall be borne by Mr. Mubarak himself with all its consequences thereof.

7.3 Likewise, Mr. Mubarak shall not have nor be held responsible for any act or omission, whatsoever, in respect of the management and operation of City Mix which shall be the sole responsibility of the Second Party.

8.   Relationship between the Parties
-    --------------------------------


8.1 The relationship between the Parties shall be restricted to the arrangement as expressly set forth in this Agreement and in no event there shall be an actual relationship of partners or shareholders between the Parties hereto nor shall any one of them have the power or authority to bind the other or incur debts or other obligations on the other party's behalf.

8.2 The First Party shall not at any time for the duration of this Agreement represent themselves as having authority to accept orders on behalf of City Mix or without the prior written authority of the Second Party, incur any liability in the name of or on behalf of City Mix or in any way pledge the credit of City Mix or accept or submit any bid or make any contract in the name of or on behalf of City Mix or make any promise, representations, assurances or guarantees in the name of or on behalf of City Mix.

9. Validity and Termination
---------------------------

9.1 This Agreement shall come into force and effect on the date the Parties sign (i) this Agreement, (ii) the Share Transfer and the Amendment to the Memorandum of Association attached under Schedule III, (iv) the Power of Attorney attached under Schedule V, and (v) upon the valid Lease granting the Mussaffah land to City Mix being attached under Schedule VI.


9.2 This Agreement shall remain in force for the duration of City Mix as stated in the Share Transfer and Amendment to the Memorandum of Association attached under Schedule II, which shall be Twenty (20) years from the date of signing and notarizing of the same.


9.3  This Agreement may be sooner terminated by the Parties as follows:


          (i)  By mutual agreement in writing of the Parties.


          (ii) Forthwith on giving by one Party of written notice to the other party if either Party commits any breach of any of the provisions including its obligations and covenants herein and in the case of a breach capable of rememdy, fails to remedy the same within thirty (30) days after receipt of a written notice.


          (iii) Forthwith on giving by one Party of written notice to the other Party if either Party has a receiver appointed over any of its/his property or assets; makes any voluntary arrangement with its/his creditors or becomes subject to any statutory or judicial administration order; goes into or files for liquidation or bankruptcy; makes an assignment of any right under this Agreement for the benefit of creditors;

          (iv) Forthwith by written notice if the First Party transfers, assign, pledge or hypothecate any of their shares in City Mix without the prior written consent of the Second Party or permit such shares to become subject to any lien.


          (v) Forthwith by written notice if City Mix is wound up, dissolved and liquidated.


          (vi) Forthwith, by written notice if the license and registration certificates of City Mix are not renewed within 45 (fourty- five) days of their expiry date due to any reasons attributable to the First Party;


          (vii) Forthwith, by written notice if the Lease under Schedule VI is terminated due to any reasons attributable to the First Party.


9.4 Subject to the payment of the remuneration due to the Second Party and Mr. Mubarak pursuant to Article 6 pro rated up to the date of termination and indemnification provisions in this Agreement with respect to the Parties, and any claims, obligations or liabilities in this regard shall be subject to the laws pertaining thereto of the U.A.E.


10.  Confidentiality
     ---------------

All know-how or other information on the business of the City Mix made available to the Parties shall be retained in the strictest confidence and shall not be disclosed or divulged to anyone or made use or employed directly or indirectly in any respect or to any extent other than for the purpose of exercising the respective rights and obligations of the Parties under this Agreement.

All know-how or other information on the business of the City Mix made available' to the First Party shall only be used or otherwise communicated by the employees of the First Party who are required to carry out the obligations of the First Party under this Agreement. The First Party shall be responsible for these employees and shall take the necessary steps as to secure that these obligation are fulfilled and that the information on the business of the City Mix is not further distributed.

11.  Notice
     ------

Any notice to be given to either party hereunder shall be served to the last known address of the Parties and the service of a notice shall be deemed valid if served by registered mail, facsimile with confirmation of transmission or personally delivered with receipt of acknowledgement.

12.General
   -------

12.1 No modification, amendment or alteration of this Agreement shall be binding on the Parties hereto unless and until such modification, amendment or alteration has been reduced to writing and signed by both the Parties hereto.


12.2 This Agreement, the Memorandum of Association, the Power of Attorney, the Share Transfer and Amendment to the original Memorandum of Association, the Lease together with all Exhibits hereto constitute the entire Agreement between the Parties in relation to the issues set out herein.


12.3 The headings of this Agreement shall be for the convenience only and shall not affect the construction or interpretation of this Agreement.


12.4 Neither Party to this Agreement may assign, transfer or sell any benefits, interests, obligations which it acquires by virtue of this Agreement without the prior written consent of the other Party.


12.5 If any one or more provisions of this Agreement become(s) illegal, invalid or unenforceable, then the same shall not affect the remaining provisions of this Agreement.


12.6 All respective rights and obligations of the parties hereto shall be binding upon their respective successors in title.

12.7 All references of dates, month and year shall be construed with reference to the Gregorian calendar.

12.8 If the association of the Parties as structured in this Agreement, the Memorandum, the Power of Attorney, the Share Transfer and Amendment to the Memorandum, the Lease together with all Exhibits is required to be altered or changed as a result of any addition to or amendment to the laws of the United Arab Emirates or the Emirate of Abu Dhabi, the Parties shall exercise their best endeavors to restructure their association in order to comply with such addition or amendment at all times preserving where possible the terms agreed to herein provided always that such additions, changes or laws come into force after the date of signing this Agreement by the Parties. Provided also that such compliance shall not alter the basic objective, spirit, merit and intentions of the Parties and the purpose of this Agreement nor shall materially prejudice the interests of either Party hereto.


12.9 In the event the Share Transfer and the registration of this Agreement with Mr. Mubarak and the Second Party as 51% and 49% Shareholders of City Mix is refused by any Federal and Abu Dhabi Authorities due to any reason whatsoever, then the Parties shall agree to amend this Agreement pursuant to 12.8 above to enable the Second Party to exercise 100% ownership rights and full and exclusive management and operation of City Mix.

     13.Governing Law and Dispute Resolution.
        ------------------------------------

13.1 This agreement shall be governed by and construed in accordance with the Laws of the United Arab Emirates.

13.2 Any dispute between the parties as to the interpretation or performance of the respective obligations of the parties in terms of this Agreement, which cannot be settled amicably between the Parties shall be finally settled by arbitration in accordance with the Rules of Arbitration of the Abu Dhabi Commercial Conciliation and Arbitration Center's Procedural Regulations by a single arbitrator to be appointed jointly by the Parties within thirty
     (30) days of the matter being referred for arbitration. In the event that the parties cannot agree, on an arbitrator within the said thirty (30) days period the arbitrator shall be appointed upon request by either Party by the President of the Abu Dhabi Chamber of Commerce and Industry. The venue for the arbitration shall be the Emirate of Abu Dhabi' and the language of the arbitration shall be English.

13.3 The award made by the arbitrator shall be final and binding on the Parties.




IN WITNESS WHEREOF THIS AGREEMENT has been concluded by the Parties hereto on the day, month and year first hereabove mentioned.

Signed by :                  Signed by:



/s/                          /s/



For and on behalf of the:                            For and on behalf of the
-------------------------                            ------------------------
First Party                                Second Party
-----------                                ------------

                               SCHEDULE Ill

        Share Transfer and Amendment of the Memorandum of Association

                    Amendment No (1) to the Memorandum
                    ----------------------------------

         This Agreement is made this           day of by and between

1. Dhafir S. Jaber Al Ahbabi, a UAE national holder of Passport number A0061777 having a permanent address at P.O.Box 47427 Abu Dhabi, UAE (hereafter referred to as "Dhafir"); and


2.   Mubarak  S. Jaber Al  Ahbabi,  a UAE  national  holder of  Passport  number
     0506969 having a permanent address at P.O.Box 47427 Abu Dhabi, UAE (hereafter referred to as "Mubarak"); and

     City Mix Management Company, a company incorporated under the laws of Grenada having its registered office at 498 Lucas Street, St. George's, Grenada (hereafter referred to as "City Mix Management")

Dhafir and Mubarak are collectively referred to as the Shareholders and the Shareholders and City Mix Management are collectively referred to as the "Parties".

WHEREAS, the Parties entered into an Agreement dated

WHEREAS, pursuant to the Memorandum of City Mix LLC ("City Mix") dated 11 January 2000, attached to the Agreement under Schedule II ("Memorandum"), Dhafir is a 95% shareholder of City Mix and Mubarak is a 5% shareholder of City Mix; and

WHEREAS, pursuant to the Agreement, Dhafir shall transfer free and clear of liens, charges, encumbrances and other interests whatsoever, 49% of his shares in City Mix to City Mix Management and 46% of his shares in City Mix to Mubarak. Both City Mix Management and Mubarak shall acquire the said shares free and clear of liens, charges, encumbrances and other interests whatsoever; and

WHEREAS, pursuant to the Memorandum, Dhafir is the manager of City Mix; and

WHEREAS, both Dhafir and Mubarak have on behalf of City Mix agreed to appoint City Mix Management as the manager of City Mix for its duration.

NOW THEREFORE, the Parties agree as follows:

1     Transfer of Shares

     Dhafir hereby transfers pursuant to this Agreement 46% of his shareholding in City Mix amounting to 46 shares to Mubarak free and clear of liens, charges, encumbrances and other interests whatsoever and hereby transfers pursuant to this Agreement 49% of his shareholding in City Mix amounting to 49 shares to City Mix Management free and clear of liens, charges, encumbrances and other interests whatsoever and Mubarak and City Mix Management hereby accept such transfers and agree to abide by the terms of the Memorandum as amended pursuant to this Agreement.



2. Amendment of the Memorandum of Association of City Mix LLC The Memorandum of City Mix shall be amended as follows:

          A. The names and addresses of the shareholders of City Mix stated in the Memorandum shall be replaced by the following:

          1. Mubarak S. Jaber Al Ahbabi, a UAE national holder of Passport number 0506969 having a permanent address at P.O.Box 47427 Abu Dhabi, UAE; and


2. City Mix Management Company, a company incorporated under the laws of Grenada having its registered office at 498 Lucas Street, St. George's, Grenada

B. Article (5) of the Memorandum shall be amended to change the duration of the Company to Twenty (20) years from [insert date of signing and notarizing of this Agreement]. The rest of the text of this Article shall remain as is.

C. Article (6) (2) of the Memorandum shall be amended to read as follows:

Parties Name                    No of Shares             Values           %

                                                         (Dhs)

Mubarak Al Ahbabi               51                       76,500           51

City Mix Management             49                       73,500           49

TOTAL                           100                      150.000          100

The rest of the text of this Article shall remain as is.

Article (10) of the Memorandum shall be amended to read as follows:

"The management of the company shall vest for the duration of the Company with City Mix Management. City Mix Management shall have all powers and authorities to manage the Company in accordance with the provisions stated in Federal Law No. 8 of 1984 as amended. City Mix Management shall from time to time in its sole and absolute discretion appoint a representative to act as General Manager of the Company for its day to day operations and management and delegate its powers to the General Manager as it deems fit and necessary. The first General Manager of the Company shall be Mr. Andrei Kharlanov."




E. Article (11) (4) (VII) of the Memorandum shall be amended to read as follows:

"All resolution of the General Assembly shall not be valid unless agreed by a number of partners representing at least 52% of the capital of the Company.

F.   Article (14) (5) of the Memorandum shall be amended to read as follows:

The net profits and losses will be distributed in the following manner.

Mubarak Al Ahbabi                         20%

City Mix Management                       80%


3. Except for the amendments as stated in Section 2 above, all the other provisions of the Memorandum shall remain unaffected.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto on the day first above written:

Signed by:
/s/ Dhafir AI'Ahbabi
--------------------
Dhafir AI'Ahbabi

/s/ Mubarak Ai Ahbabi
-----------------
Mubarak Ai Ahbabi

For and on behalf of City Mix Management


SCHEDULE IV

Witness

General Power of Attorney

BY THIS POWER OF ATTORNEY, I, MUBARAK S.JABER AL AHBABI, United Arab Emirates national,- holder of passport No. 0506969, and in my capacity only as a shareholder in City Mix L.L.C., Abu Dhabi, U.A.E., do hereby constitute, authorize and appoint Mr. Andrei Kharlanov, Russian National, - holder of Passport No. 1095553, as my true and lawful attorney and representative to do the following acts and deeds for and on my behalf:

To act in respect of the above mentioned company, City Mix L.L.C., hereinafter referred to as the "Company" in all technical, financial and administrative, to appoint the required staff and personnel, to sign in the company's name and on its behalf before all Governmental Ministries, Departments and any official authorities, including Ministry of Labour and Social Affairs, Immigration and Naturalization Department as well as non official organizations, to conclude and sign Contracts and Agreements, to obtain the legal license and renewal thereof, to execute and withdraw tenders and contracts, to receive all documents and notices, to collect, sell, purchase, lease and hire in connection with the operation of the company. The said Attorney shall also have the right to represent and appear before all courts of any degrees and kinds to appeal or ;execute any judgments in addition to the right of reconciliation, acknowledgement, discharge and denial and to appoint and discharge representatives, agents and advocates, arbitrators and experts and to the termination of such appointments and execute employment contracts, to apply for entry permits and residence/visit visas, to fix salaries, entitlements and to terminate services to appoint substitutes of employees in all or part of his powers. The above mentioned Attorney is also authorized to open bank accounts in any bank to make deposits and withdrawals, to sign cheques and all instruments, other securities, and to deal with the banks to obtain any loan or credit facilities, including mortgaging and creating lien on the company's assets and the same shall be upon the moral and financial responsibility of the said attorney alone without casting any personal responsibility, whatsoever upon me and/or my assets, in all the above powers/authorities, especially regarding the dealings with banks or any other financial institutions or third parties with respect to any liabilities whatsoever.

In witness, whereof this Power of Attorney is signed on this the   day of

                      in                 under the official seal of the company.

/s/MUBARAK S. JABER AL AHBABI
----------------------------
MUBARAK S. JABER AL AHBABI


SCHEDULE V

Power of Attorney

I, MUBARAK S.JABER AL AHBABI, United Arab Emirates national, holder of passport No. 0506969, and having a permanent address at P.O.Box 47427 Abu Dhabi, United Arab Emirates HEREBY appoint City Mix Management Company, a company incorporated under the laws of Grenada having its registered office at 498 Lucas Street, St. George's, Grenada (the "Attorney") represented by attorneys-in-fact as nominated from time to time (the Attorney shall have the right to delegate its powers under this Power of Attorney to any person from time to time) to act on my behalf in connection with my 51% shareholding in City Mix LLC, represented by 51 shares and to vote in any manner they deem appropriate for and on my behalf at all meetings of the General Assembly of City Mix LLC with full and unfettered authority and to exercise all the rights whatsoever attached to the said 51 % shares.

The Attorney shall during the validity of this Power of Attorney act in relation to my 51 shares as if it were the absolute owner of such shares.

This Power of Attorney shall be. valid for the duration of City Mix LLC unless it is revoked by mutual written agreement of both myself and City Mix Management Company.

In witness whereof this Power of Attorney is signed on this the     day of

/s/
 MUBARAK S. JABER AL AHBABI
---------------------------
MUBARAK S. JABER AL AHBABI